EXHIBIT 23A5


                       CADRE INSTITUTIONAL INVESTORS TRUST

                           Certificate of Designation

         The undersigned, constituting a majority of the trustees (the "Trustees") of Cadre Institutional Investors Trust, organized under the laws of the State of Delaware as a business trust (the "Trust"), hereby certify that, pursuant to the authority conferred upon the Trustees of the Trust by Section 6 of Article III of the Amended and Restated Declaration of Trust dated June 17, 1998 (the "Declaration of Trust") have executed this instrument for the purpose of establishing new series of shares and specifying the rights and privileges of such new series, as follows:

         1. There are hereby established and designated, effective as of the date hereof, two new series of shares of the Trust (the "Series"), which shall be known as:

                           CMG Institutional Series; and
                           CMG Advisor Series

         2. Beneficial interests in each of the Series hereby established shall be divided into shares having a par value of $0.001 per share ("Shares"), of which an unlimited number may be issued.

         3. Shares of each of the Series hereby established shall have the rights and preferences provided in Article III, Section 6 of the Declaration of Trust and elsewhere in the Declaration of Trust, except as otherwise set forth in this Certificate of Designation.

         4. Shares of each of the Series shall have such voting rights as provided by the Declaration of Trust.

         5. This Certificate of Designation may be executed in counterparts, each of which shall, for all purposes, constitute an original, and all of which when taken together, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, each of the undersigned Trustees of the Trust have set their hands as of the 17th day of May, 2001.


                                                -----------------------------
                                                William T. Sullivan, Jr.


                                               -----------------------------
                                                Harvey A. Fein




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                                                -----------------------------
                                                Russell E. Galipo


                                                -----------------------------
                                                Michael P. Flanagan


                                                -----------------------------
                                                C. Roderick O'Neil


                                                -----------------------------
                                                William J. Reynolds


                                                -----------------------------
                                                Don I. Tharpe


                                                -----------------------------
                                                Kevin J. Burke


                                                -----------------------------
                                                Richard J. Anderson